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                                                                  EXHIBIT 23(I)

                                                             September 19, 1996

TUC Holding Company
Energy Plaza
1601 Bryan Street
Dallas, TX 75201

Gentlemen:

  We hereby consent to (a) the incorporation by reference in the Registration Statement on Form S-4 of TUC Holding Company to be filed on or about September 19, 1996 ("S-4 Registration Statement") of information from our reserves reports as of January 1, 1996, appearing in the ENSERCH Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("ENSERCH 1995 Form 10-K"), (b) the incorporation by reference in the S-4 Registration Statement of information from our reserves reports as of January 1, 1996, appearing in the Enserch Exploration, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("Exploration 1995 Form 10-K") and (c) to the references to us in the ENSERCH 1995 Form 10-K, the Exploration 1995 Form 10-K and S-4 Registration Statement.

                                          Very truly yours,

                                          DeGolyer and MacNaughton